UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Transgenomic, Inc.

(Name of Registrant as Specified in Its Charter)

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EXPLANATORY NOTE

This proxy statement supplement, dated October 19, 2016, supplements the definitive proxy statement (the “Proxy Statement”) of Transgenomic, Inc. (the “Company”), filed with the Securities and Exchange Commission on September 22, 2016, relating to the Special Meeting of Stockholders of the Company originally held at the offices of Paul Hastings LLP, 4747 Executive Drive, 12th Floor, San Diego, California 92121, on October 11, 2016, which meeting was adjourned until Monday, October 31, 2016 at 10:00 a.m. Pacific Time.

The purpose of this proxy statement supplement is to correct an error related to the vote required to approve the authorization of the Company’s Board of Directors to, in its discretion, amend the Company’s Third Amended and Restated Certificate of Incorporation (the “Proposal”), as disclosed on pages 5 and 17 of the Proxy Statement. Set forth below are the applicable sections on pages 5 and 17, respectively, of the Proxy Statement with the corrected vote required to approve the Proposal. Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.

Vote Required

On the Record Date, there were 23,744,898 issued and outstanding shares of our common stock and 214,705 issued and outstanding shares of Series A-1 Preferred Stock. Each share of common stock is entitled to one vote on each matter to be voted on at the Special Meeting. The holders of Series A-1 Preferred Stock are entitled to 0.93 votes for every one share of Series A-1 Preferred Stock held on each matter to be voted on at the Special Meeting. Accordingly, the owners of Series A-1 Preferred Stock have an aggregate of 199,675 votes with respect to each matter to be voted on at the Special Meeting. The holders of Series A-1 Preferred Stock will vote together as a single class with the holders of common stock on Proposal One.

Proposal One: Authorization of the Board to, in its discretion, amend our Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of between one-for-ten to one-for-thirty, such ratio to be determined by the Board. The affirmative vote of a majority of the shares of our common stock and Series A-1 Preferred Stock outstanding and entitled to vote on the matter, voting together as a single class (with each one share of Series A-1 Preferred Stock being entitled to 0.93 votes), is required to approve the authorization of the Board to, in its discretion, amend our Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of between one-for-ten to one-for-thirty, such ratio to be determined by the Board. Abstentions and broker non-votes will be counted as votes against this proposal.

Vote Required

The affirmative vote of a majority of the shares of our common stock and Series A-1 Preferred Stock outstanding and entitled to vote on the matter, voting together as a single class (with each one share of Series A-1 Preferred Stock being entitled to 0.93 votes), is required to approve the authorization of the Board to, in its discretion, amend our Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of between one-for-ten to one-for-thirty, such ratio to be determined by the Board.